EXHIBIT 4

AUGUST 20, 2003	Pacific Aerospace & Electronics, Inc.
Confidential	Presentation to the Special Committee of the Board of Directors

Houlihan Lokey Howard & Zukin
Financial Advisors
1930 Century Park West
Los Angeles, California 90067
310-553-8871
www.hlhz.com

Los Angeles	New York	Chicago	San Francisco	Washington, D.C	Minneapolis	Dallas	Atlanta	London

Table of Contents

Tab

Overview of Transaction and Fairness Analysis	1
History and Background	2
Valuation Analysis	3

i

Overview of Transaction and Fairness Analysis

Overview of Transaction and Fairness Analysis

PURPOSE

•	Pursuant to a recent restructuring transaction (the “Restructuring”) 97.5% of the common stock of Pacific Aerospace & Electronics, Inc. (“Company” or “PAE”) is held by institutions (the “New Equity Holders”) who prior to the Restructuring were holders of the Company’s 11.25% Senior Subordinated Notes. The remaining 2.5% of the Company’s common stock is held by other investors (the “Old Equity Holders”).

•	The Company has proposed to effectuate a reverse stock spilt of one for 11,000 and a cash payment of approximately $0.33 per share for all fractional shares, (the “Reverse Split”). As a result of the Reverse Split, we understand that certain of the New Equity Holders would increase their ownership in the Company and that the Old Equity Holders would hold fractional shares and therefore receive cash in exchange for such fractional shares and therefore no longer hold an equity interest in the Company.

•	The reverse stock split is proposed to reduce the number of stockholders of record to less than 300, thereby allowing the Company to terminate its registration under the Securities exchange Act of 1934 (the “Exchange Act”). The following table provides a breakdown of the estimated impact of the reverse stock split on the number of PAE shareholders and shares outstanding.

Table 1

	Total Shareholders	Total Shares

Pre-Reverse Split	7,793	24,782,772
Post-Reserve Split	6	2,177
Fractional Shares Redeemed for Cash	NA	853,766

Information supplied by Milbank, Tweed, Hadley & McCloy LLP.

Overview of Transaction and Fairness Analysis

PURPOSE (CONTINUED)

•	The aforementioned reverse stock split and associated fractional share redemption and other related transactions disclosed to Houlihan Lokey Howard & Zukin (“Houlihan Lokey”) are referred to collectively herein as the “Transaction.” A Special Advisory Committee of the Board of Directors, at the request of the Company, must obtain an opinion as to the fairness, from a financial point of view, of the Transaction to the Company and the holders of its existing common stock.

Overview of Transaction and Fairness Analysis

TRANSACTION OVERVIEW

KEY TERMS

The following points describe the key terms of the Transaction

•	Reverse Stock Split – Each holder of 11,000 shares of existing Common Stock (“Existing Common Stock”) will automatically become the holder of one post-reverse split share of Common Stock (“New Common Stock”).

•	Fractional Shares – No new certificates representing fractional shares will be issued. Fractional shares of Existing Common Stock will be redeemed for cash at the fair market value per share. All shareholders will be treated equally in the Transaction. Thus, Old and New Equity Holders will have fractional shares redeemed for cash.

•	Holders of fewer than 11,000 shares of Existing Common Stock will no longer have any voting or ownership rights in the Company after the reverse split is effected.

•	Fair Market Value of Fractional Shares – The fair market value of the Existing Common Stock will be determined based upon the average of the last reported sale prices on the NASD Over-the-Counter Bulletin Board on each of the ten trading days ending the day prior to the date of the Transaction.

Table 2

Closing Price as of August 19, 2003	$0.31

Time Period	Price	Volume (1)

10-Day Average (2)	$0.33	1,720
30-Day Average	$0.38	523
60-Day Average	$0.38	50,002

Source: Factset.

(1) 60-day value information includes input of a large block trade (2,901,424 shares sold) in July of 2003.

(2)Per Milbank, Tweed, Hadley & McCloy LLP., price calculated using the average price of the last 10 days on which the stock traded.

Overview of Transaction and Fairness Analysis

TRANSACTION OVERVIEW (CONTINUED)

     BENEFITS OF THE TRANSACTION

•	As stated by Company management in the most recent draft version of the proxy statement describing the Transaction, the following points outline key drivers for the execution of the Transaction:

•	Reduce Compliance Costs – The Company incurs direct and indirect costs associated with filing and reporting requirements imposed on public companies per the Exchange Act. As a result of the Transaction, the Company will realize lower printing and mailing costs and reduced reporting and disclosure processing related to preparing electronic filings. The Company anticipates a reduction in legal and audit fees and additional savings on director and officer liability insurance.

•	Reduce Time and Cost Servicing the Stockholder – The Company will be able to substantially reduce the cost of servicing stockholder accounts by reducing the number of total stockholders to less than 300. The costs of printing and mailing materials increases for each stockholder account, regardless of the number of shares held by the stockholder. Management indicated that the costs associated are prohibitive given the number of shares held by the smaller shareholders. As a private Company, PAE will be able to place more focus on the long-term growth of the business and spend less time with disclosure and shareholder matters.

•	Cash to Shareholders without Brokerage / Transaction Costs – Stockholders holding a number of shares not evenly divisible by 11,000 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transaction costs.

•	Based on historical costs, Company management estimates savings resulting from the Transaction could be $750,000 to $1 million per year. However, these savings are not expected to be fully realized until fiscal year ended May 31, 2005, if at all.

Overview of Transaction and Fairness Analysis

ALTERNATIVE TRANSACTION STRUCTURES

•	Houlihan Lokey has not been retained by the Company to analyze strategic alternatives or conduct a sale of the Company. However in the course of our due diligence we discussed strategic alternatives with Company management. Futhermore, we understand that the Board considered alternative transactions to reduce the number of stockholders to below 300, but ultimately determined that the reverse split was the preferred method. The following is a brief description of other alternatives considered by the Board and their reasons for not choosing those options:

•	Issuer Tender Offer – As part of an issuer tender offer, the Company would offer to repurchase shares of the Company’s outstanding common stock. According to the Board, due to the voluntary nature of such a transaction, the results may not yield the stated objective of reducing the number of shareholders below 300. The Board was also uncertain as to whether shareholders of a small number of shares would make the effort to tender their shares. Alternatively, the Board was concerned that the Company could become obligated to repurchase significantly more shares than it will in the Transaction, since all shares held by tendering shareholders would have to be repurchased. Finally, the transaction costs of a tender could be similar to or greater than the costs of a reverse split.

•	Purchase of Shares on Open Market – Purchasing shares in isolated transactions in the open market did not provide assurance that enough shareholders would sell their shares in a reasonable amount of time to reduce the total shareholders to less than 300.

•	Status Quo – The Board considered taking no action to reduce the number of shareholders, however, the ever-increasing costs of compliance under the Exchange Act led the Board to believe that this course of action was not the most beneficial to the Company.

•	Sale of the Company – The Board also considered seeking a third party acquirer. The Board noted that there were no offers currently outstanding and that it was unlikely that a potential buyer would value the business at a higher price than the net asset value of the Company. The estimated per share distribution available to shareholders after sale of the assets would likely be lower than the proposed purchase price in the Transaction.

Overview of Transaction and Fairness Analysis

DUE DILIGENCE

•	reviewed copies of the Company’s Form 8-K’s dated August 1, 2001, August 31, 2001, September 30, 2001, October 19, 2001, January 29, 2002, February 1, 2002, March 19, 2002, March 26, 2002, April 19, 2002, September 10, 2002, and February 17, 2003;

•	reviewed the preliminary proxy statement available as of July 23, 2003 describing the Transaction;

•	met with certain members of the senior management of PAE to discuss the operations, financial condition, future prospects, projected operations and financial performance of the Company;

•	reviewed the Company’s annual reports to shareholders on Form 10-K for the four fiscal years ended May 31, 1999 through 2002;

•	reviewed the Company’s preliminary Form 10-K (available as of July 23, 2003) for the fiscal year ended May 31, 2003;

•	reviewed pro forma Company prepared income statements for the fiscal years ended May 31, 1999 through 2003 that illustrate the financial performance of the Company by division and business unit;

•	reviewed forecasts and projections prepared by Company management for the fiscal years ending May 31, 2004 through 2008;

•	reviewed the historical market prices and trading volume for PAE’s publicly traded securities;

•	reviewed certain other publicly available financial data for certain companies that we deem comparable to PAE; and

•	conducted such other studies, analyses and inquiries as we deemed appropriate.

Overview of Transaction and Fairness Analysis

SUMMARY OF VALUATION

Table 3

Proposed Transaction Price (as of August 19, 2003)*	$0.334	—	$0.334
Value Range	Nominal	—	$0.33
Midpoint Value		$0.16

*	Source: Factset

(1)	Per Milbank, Tweed, Hadley & McCloy LLP.

History and Background

History and Background

COMPANY OVERVIEW

•	PAE develops and manufactures electronic components and sub-assemblies primarily for the aerospace, transportation, medical and electronics industries. With operations in the United States and United Kingdom, products the Company produces for the aerospace industry include machined and formed metal parts and sub-assemblies using aluminum, titanium, magnesium and other metals. Products it produces for the defense, electronics, telecommunications and medical industries include components such as hermetically sealed electrical connectors and instrument packages, ceramic capacitors, filters and feedthroughs. The Company conducts its operations through two divisions: (i) U.S. Operations and (ii) European Operations. Each, along with their associated business units, are described as follows:

U.S. OPERATIONS

•	Electronic Components – The electronic components division designs and manufactures electronic connectors, packages and assemblies with ceramic or glass hermetic seals. The division also has a patented process for explosively bonding dissimilar metals for use in the electronic components. The Electronic Components division holds a certificate of registration to the ISO 9001 standard and to the AS 9000 standard. As of May 31, 2003, the Electronic Components division accounted for 29.4% of Company revenue.

•	Machining Components – The Machining Components division produces precision machined components, structural parts and assemblies principally from aluminum, titanium, stainless steel and explosively bonded metals. These components are used primarily in aircraft parts, medical products and industrial products. The Machining Components division is DI-9000A Boeing approved and has certificates of registration to the ISO 9002 and AS 9000 standards. As of May 31, 2003, the division accounted for less than 10 percent of Company revenues. The Machining Components division has recently been consolidated with the Electronics Components division.

History and Background

COMPANY OVERVIEW (CONTINUED)

EUROPEAN OPERATIONS

•	Metal Forming – The division operates at the Welwyn Garden City and Birmingham facilities in England. The primary manufacturing process involves hot and cold metal forming technologies to manufacture titanium and aluminum assemblies for the commercial aerospace and defense industries. As of May 31, 2003, the division accounted for 28.5 percent of Company revenues.

•	Metal Casting – Operating in Rochester, Worcester and Sittingbourne, England, the division manufactures aluminum castings and aluminum and magnesium precision sand castings. The division holds one of only four licenses worldwide of the computerized “Sophia Process”, which is used to manufacture significantly larger, more complex castings than can be made using traditional techniques. The division is ISO 9002 standard approved. As of May 31, 2003, the division accounted for 32.5 percent of total Company revenues.

History and Background

Trading Analysis

($ in millions, expect per share data) Average Daily Trading Volume
Total Price Liquidity Institutional Analyst Shares per (4) Outstanding Share Float % of TSO 3-Month Dollar % of TSO MVE Ownership Coverage (1) (2) Value(3) European Hampson plc 118.137 $0.15 NA NA 0.152 $ 0.023 0.1% $ 17.551 31.6% 2 Operations Barnes Group Inc 22.923 $24.75 18.900 82.4% 0.106 2.616 0.5% 567.350 38.6% 4 Ducommun Inc 9.896 $16.15 7.200 72.8% 0.013 0.212 0.1% 159.813 71.4% 1 Ladish Co Inc 13.048 $5.75 7.600 58.2% 0.026 0.151 0.2% 75.028 57.7% 2 LMI Aerospace Inc 8.182 $2.11 3.800 46.4% 0.003 0.007 0.0% 17.223 11.5% 0
US Operations Tier 1 Ampehnol Corp 43.623 $53.90 19.600 44.9% 0.312 $ 16.834 0.7% $ 2,351.2695.0% 0 AVX Corp 173.629 $11.68 53.400 30.8% 0.244 2.854 0.1% 2,027.9924.4% 11 Ceradyne Inc 9.012 $23.70 7.500 83.2% 0.221 5.250 2.5% 213.573 34.9% 5 CTS Corp 34.850 $11.36 33.600 96.4% 0.124 1.409 0.4% 395.898 77.3% 3 DRS Technologies INC 22.971 $24.93 22.200 96.6% 0.205 5.116 0.9% 572.676 96.0% 8 Esterline Technologies 20.958 $19.74 19.200 91.6% 0.052 1.025 0.2% 413.711 80.5% 5 Molex Inc 192.343 $28.99 122.200 63.5% 0.883 25.595 0.5% 5,576.0256.6% 15 Spectrum Control Inc 12.949 $6.00 11.900 91.9% 0.009 0.056 0.1% 77.694 57.0% 2 Tier 2 Aeroflex, Inc. 60.672 $9.04 59.900 98.7% 0.421 3.809 0.7% 548.476 74.0% 11 La Barge, Inc. 15.949 $3.70 10.000 62.7% 0.009 0.034 0.1% 59.012 11.0% 0 Teledyne Technologies, Inc. 32.473 $14.90 29.500 90.8% 0.109 1.625 0.3% 483.842 61.0% 7 Herley Industries, Inc. 14.587 $19.86 13.500 92.5% 0.172 3.420 1.2% 289.696 77.0% 7
Min 30.8% 0.003 $ 0.007 0.0% $ 17.223 11.0% 0 Max 98.7% 0.883 $ 25.595 2.5% $ 5,576.0296.0% 15 Median 82.8% 0.124 $ 1.625 0.3% $ 395.898 57.7% 3 Mean 75.2% 0.180 $ 4.120 0.5% $ 814.518 56.2% 4
Pacific Aerospace and 24.855 $ 0.31 24.500 98.6% 0.046 $ 0.014 0.2% $ 7.705 NMF 0 Electronics, Inc.
Pacific Aerospace and 24.855 $ 0.31 24.500 98.6% 0.002 $ 0.001 0.0% $ 7.705 NMF 0 Electronics, Inc. (5)
Note: Total Shares Outstanding — TSO (1) Price as of August 19, 2003. (2) Figures representing shares are shown in millions. (3) Liquidity Dollar Value is calculated by multiplying the three-month average trading volume by the closing price. (4) Source: Factset (5) Excludes large block trade.

History and Background

Summary of Pro Forma Historical and Projected Financial Performance

(figures in millions) 3-Year Fiscal Year Ended May 31, 2001 Average 2002 2003 NFY NFY + 1
Revenue $67.780 $73.054 $65.196 $65.089 $63.916 $66.600 % Growth NA -10.8% -0.2% -1.8% 4.2%
Less: Cost of Goods Sold 57.891 52.623 59.345 51.802 53.371 Gross Profit $15.163 $12.573 $5.744 $12.114 $13.229 Less: Selling, General & Administrative 48.013 10.889 12.461 9.808 9.956 Add: Depreciation and Amortization 4.778 3.428 3.975 3.896 3.972 Add: Adjustments (2) 38.379 2.857 3.203 0.000 0.000
Adjusted EBITDA $6.246 $10.307 $7.969 $0.461 $6.201 $7.245 % Margin 14.1% 12.2% 0.7% 9.7% 10.9%
Less: Depreciation and Amortization 4.778 3.428 3.975 3.896 3.972 Adjusted EBIT $2.185 $5.529 $4.541 ($3.514) $2.305 $3.273 % Margin 7.6% 7.0% -5.4% 3.6% 4.9%
Footnotes: (1) Excludes results from discontinued operations. (2) Adjustments: European Operations Severance 0.056 0.351 0.204 0.000 0.000 Inventory write-down May 0.000 0.316 0.348 0.000 0.000 Equipment impairment 4.058 0.000 0.000 0.000 0.000 Goodwill impairment 32.942 0.000 0.000 0.000 0.000 US Operations Inventory write-down 0.000 1.494 1.356 0.000 0.000 Real property impairments 0.318 0.000 0.000 0.000 0.000 Goodwill impairments 0.919 0.000 0.000 0.000 0.000 Corporate Medhi fees 0.000 0.000 0.676 0.000 0.000 Legal fees 0.000 0.050 0.619 0.000 0.000 Severance 0.000 0.566 0.000 0.000 0.000 Restructuring costs 0.086 0.080 0.000 0.000 0.000 Non-Operating Recurring Expenses/(Income) 0.000 0.000 0.000 0.000 0.000 Other Adjustments 0.000 0.000 0.000 0.000 0.000 Total Adjustments $38.379 $2.857 $3.203 $0.000 $0.000 (1) Historical Information is proforma to exclude Proforma data was supplied by Company discontinued operations of the Company. management.

History and Background

Summary of Pro Forma Historical and Projected Financial Performance (continued)

($ in millions)
Actual FYE May 31, 3-Year Projected (1) FYE May 31, 2001 2002 2003 (2) Average 2004 2005 2006 2007 2008
Revenue — Distributed Eliminations US Operations 19.309 21.457 19.783 25.368 22.203 24.430 26.600 29.200 31.825 34.970 European Operations 56.913 51.597 45.413 39.721 45.577 39.486 40.000 40.850 41.600 44.250 Total 76.222 73.054 65.196 65.089 67.780 63.916 66.600 70.050 73.425 79.220
Gross Profit — Distributed Eliminations US Operations 9.438 6.890 4.104 6.811 8.404 9.324 10.525 11.900 13.395 European Operations 5.725 5.683 1.640 4.349 3.710 3.905 4.125 4.365 5.985 Total 15.163 12.573 5.744 11.160 12.114 13.229 14.650 16.265 19.380 Adjusted EBITDA — Distributed Eliminations US Operations 5.311 3.289 0.308 2.969 3.334 4.180 5.155 6.130 7.170 European Operations 4.996 4.680 0.153 3.276 2.867 3.065 3.225 3.425 5.030 Total 10.307 7.969 0.461 6.246 6.201 7.245 8.380 9.555 12.200 Adjusted EBIT US Operations 3.713 1.828 (1.671) 1.290 1.594 2.400 3.331 4.236 5.221 European Operations 1.816 2.713 (1.843) 0.895 0.711 0.873 0.995 1.185 2.760 Total 5.529 4.541 (3.514) 2.185 2.305 3.273 4.326 5.421 7.981
Notes: Per management, eliminations have been allocated to the US Operations, as Europe functions as a standalone entity. (1) Per management, results do not include discountinued operations. (2) 2003 data is draft.

History and Background

Debt and Shares Outstanding Calculation

(figures in millions)

Debt Calculation (1)

Book Adjustments Redemption Value
Current Portion of Capital Lease Obligations $0.145 $0.000 $0.145 Line of Credit 1.030 0.000 1.030 Subtotal $1.175 $0.000 $1.175
Other Long-Term Debt $2.566 $0.000 $2.566 PIK Note 25.739 8.616 17.123 Senior Note 24.332 (0.730) (2) 25.062 Capital Lease Obligations 0.143 0.000 0.143 Subtotal $52.780 $7.886 $44.894
Total Debt as of May 31, 2003 $53.955 $7.886 $46.069

Shares Outstanding Calculation

Basic (per 10Q) 24.779 Add: Warrants 0.410 Less: Expired Warrants 7/23/03 0.167 Less: Expired Warrants 7/27/03 0.167 Total Dilutive Common Shares 24.855
(1) Source: per Company management.

History and Background

Reported Financial Results

(audited; figures in millions) Fiscal Year Ended May 31, 1999 2000 2001 2002 2003
Revenues, Net $107.366 $112.694 $109.288 $80.191 $65.089
Cost of Sales (Goods Sold) 86.302 92.063 101.048 67.761 59.345
Gross Profit 21.064 20.631 8.240 12.430 5.744
Operating Expenses: General & Administrative 22.039 24.533 67.201 15.694 12.461 Other Operating Expenses 0.000 0.000 0.000 0.000 0.000
Total Operating Expenses 22.039 24.533 67.201 15.694 12.461
Operating Income (0.975) (3.902) (58.961) (3.264) (6.717)
Interest Expense 8.672 9.959 10.027 12.897 4.612
Interest (Income) (0.532) (0.097) (0.015) (0.095) (0.108)
Other Expenses (Income) 6.393 (0.033) (0.201) (0.078) 0.438
Pretax Income (Loss) (15.508) (13.731) (68.772) (15.988) (11.659)
Income Taxes (Credit) (2.639) 0.021 6.948 (0.195) (0.317)
Minority Interest 0.000 0.000 0.000 0.000 0.000
Net Income (Loss), Continuing Operations (12.869) (13.752) (75.720) (15.793) (11.342)
Extraordinary Gains (Loss) 0.000 0.703 0.000 20.318 0.000
Net Income (Loss) ($12.869) ($13.049) ($75.720) $4.525 ($11.342)
Depreciation/Amortization $6.705 $7.741 $7.334 $4.389 $3.974 Capital Expenditures $8.040 $4.867 $3.710 $2.703 $2.069 Acquisition Capital Expenditures $69.752 $1.350 $0.000 $0.000 $0.000

Valuation Analysis

Valuation Analysis

VALUATION SUMMARY

KEY VALUATION ASSUMPTIONS / NOTES

•	We valued the Company “as is” using aggressive assumptions regarding the normalized level of revenue and EBITDA and without shut down or reorganization expenses necessary to achieve such levels of EBITDA.

•	We valued the US Operations and European Operations in the Market Multiple and Selected Transaction approaches separately, as they have different sets of comparable companies / transactions.

•	We noted that Alliance Capital Management L.P. (“Alliance”) (a majority-owned subsidiary of AXA Financial, Inc.), investment advisor to certain third-party clients, on or about July 3, 2003, sold its 2,901,424 beneficially owned shares of PAE to GSCP Recovery, Inc. (“GSCP”) for $.001 per share. In addition to selling its beneficially owned shares, Alliance sold its holdings in the Company’s senior debt and PIK Notes to GSCP. The total value of the transaction was approximately $100,000.

•	In performing our analysis, in addition to performing the aforementioned valuation of the Company, we analyzed a group of going private transactions involving reverse splits, of which selected data is provided on page 39. We observed the following:

•	All reverse split transactions were small in size (median value of approximately $200,000), with only seven of 19 being above $1 million; and

•	Premiums varied widely, from –64.1 percent to 313.8 percent. There was no consensus premium.

Valuation Analysis

Valuation Summary (continued)

(figures in millions, except per share values) Enterprise ValueEquity Value (1) Price per Share (2) Market Approach Low High Low High Low High Market Multiple Methodology $40.000 — $57.400 ($3.386) — $14.014 ($0.14) — $0.56 Comparable Transaction Methodology $41.800 — $56.900 ($1.586) — $13.514 ($0.06) — $0.54 Income Approach Discounted Cash Flow Methodology $30.600 — $41.500 ($12.786) — ($1.886) ($0.51) — ($0.08) Other Approaches Recovery in a Restructuring Transaction NA — NA NA — NA $0.15 — $0.21 Black-Scholes Option Value NA — NA NA — NA $0.40 — $0.75 Publicly Traded Share Price as of 8/19/03 NA — NA NA — NA $0.31 — $0.31 Recent Sale of Large Block NA — NA NA — NA $0.001 $0.001 (1) Assumes Senior notes and PIK notes are valued at estimated redemption value. (2) Based on 24.855 million diluted shares outstanding.

Valuation Analysis

MARKET MULTIPLE METHODOLOGY

(figures in millions) European Operations Selected Indicated Representative Level (1)Multiple RangeEnterprise Value Range Revenues$40.000 —$45.0000.50 x — 0.60 x$20.000 —$27.000 EBITDA$3.000 —$3.5005.5 x — 6.5 x$16.500 —$22.750 Median$18.250 —$24.875 Mean$18.250 —$24.875 US Operations Selected Indicated Representative Level (1)Multiple RangeEnterprise Value Range Revenues$22.500 —$27.5001.00 x — 1.20 x$22.500 —$33.000 EBITDA$3.000 —$4.0007.0 x — 8.0 x$21.000 —$32.000 Median$21.750 —$32.500 Mean$21.750 —$32.500 Consolidated Median$40.000 —$57.375 Consolidated Mean$40.000 —$57.375 (1) Range of representative levels considers 3-year average, LTM, and forecasted Revenues and EBITDA.

Valuation Analysis

MULTIPLE SELECTION ANALYSIS

European Operations
Range LTMLowHighMeanMedianSelected RangePercent of Median Revenues0.54x—0.93x0.70x0.62x0.50x—0.60x81.1% —97.3% EBITDA5.1x—15.2x8.4x7.0x5.5x—6.5x78.7% —93.1%
US Operations
Range LTMLowHighMeanMedianSelected RangePercent of Median Revenues0.93x—2.93x1.72x1.20x1.00x1.20x83.1% —99.7% EBITDA7.5x—20.1x12.7x13.5x7.0x8.0x51.8% —59.2%

Valuation Analysis

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES — EUROPEAN OPERATIONS

(figures in millions) EV / EBITDAEV / EBIT EV 3-YR Avg. FYELTMNFY NFY + 1EV3-YR Avg. FYELTMNFY NFY + 1
Hampson Industries plc$72.44.2x5.1x5.1xNANAHampson Industries plc$72.47.4x11.0x11.0xNANA Barnes Group Inc 768.68.8x9.8x9.2x9.5x7.4xBarnes Group Inc 768.614.9x17.1x15.8x15.7x11.1x Ducommun Inc 179.55.5x6.8x7.0xNANADucommun Inc 179.57.6x9.7x10.0xNANA Ladish Co Inc 98.73.2x5.0x5.6x5.4xNALadish Co Inc 98.75.9x22.0x26.5x32.9xNA Lmi Aerospace Inc $47.18.2x9.5x15.2xNANALmi Aerospace Inc $47.128.1xNMFNMFNANA
Low3.2x5.0x5.1x5.4x7.4xLow5.9x9.7x10.0x15.7x11.1x High8.8x9.8x15.2x9.5x7.4xHigh28.1x22.0x26.5x32.9x11.1x Median5.5x6.8x7.0x7.5x7.4xMedian7.6x14.1x13.4x24.3x11.1x Mean6.0x7.2x8.4x7.5x7.4xMean12.8x15.0x15.8x24.3x11.1x 4.0559191 EV / RevenueEV / Total Assets (net of cash) EV 3-YR Avg. FYELTMNFY NFY + 1EV3-YR Avg. FYELTMNFY NFY + 1 Hampson Industries plc$72.40.54x0.62x0.62xNANAHampson Industries plc$72.3640.88x0.79x0.79xNANA Barnes Group Inc 768.61.01x0.98x0.93x0.98x0.88xBarnes Group Inc 768.5541.26x1.23x1.03xNANA Ducommun Inc 179.50.93x0.84x0.84xNANADucommun Inc 179.5020.96x0.91x0.89xNANA Ladish Co Inc 98.70.44x0.52x0.54x0.64xNALadish Co Inc 98.7180.47x0.46x0.45xNANA Lmi Aerospace Inc $47.10.68x0.58x0.56xNANALmi Aerospace Inc $47.1090.76x0.61x0.61xNANA
Low0.44x0.52x0.54x0.64x0.88xLow0.47x0.46x0.45xNANA High1.01x0.98x0.93x0.98x0.88xHigh1.26x1.23x1.03xNANA Median0.68x0.62x0.62x0.81x0.88xMedian0.88x0.79x0.79xNANA Mean0.72x0.71x0.70x0.81x0.88xMean0.87x0.80x0.75xNANA

Valuation Analysis

RISK ANALYSIS RANKINGS — EUROPEAN OPERATIONS

Size Size Historical Growth Historical Growth & nbsp; Projected Growth (Revenue, millions) (Enterprise Value, millions) (2-Year Revenue) (1-Year Revenue) (1-Year Revenue)
Barnes Group Inc $828.7 Barnes Group Inc $768.6 Lmi Aerospace Inc 20.9% Lmi Aerospace Inc 14.9% Hampson Industries plc N A Ducommun Inc $212.9 Ducommun Inc $179.5 Ducommun Inc 18.1% Barnes Group Inc 2.0% Ducommun Inc N A Ladish Co Inc $183.4 Ladish Co Inc $98.7 Barnes Group Inc 2.9% Ducommun Inc -0.1% Lmi Aerospace Inc N A Hampson Industries plc $117.4 Hampson Industries plc $72.4 PFAE — EU Operations -6.5% PFAE — EU Operations -12.5% Barnes Group Inc -0.4% Lmi Aerospace Inc $84.3 Lmi Aerospace Inc $47.1 Ladish Co Inc -9.5% Hampson Industries plc -14.8% PFAE — EU Operations -0.6% PFAE — EU Operations $39.7 Hampson Industries plc -9.6% Ladish Co Inc -25.3% Ladish Co Inc -17.8%
Historical Growth Historical Growth Projected Growth Profitability &nbs p; Profitability (2-Year EBITDA) (1-Year EBITDA) (1-Year EBITDA) (Gross Profit to Revenue) (EBIT to Revenue)
PFAE — EU Operations NMF PFAE — EU Operations NMF ; PFAE — EU Operations NMF Barnes Group Inc 34.1% Ducommun Inc 8.5% Lmi Aerospace Inc 46.4% Barnes Group Inc -4.6% Hampson Industries plc N A Ducommun Inc 19.1% Barnes Group Inc 5.9% Ducommun Inc -9.9% Hampson Industries plc -13.2% Ducommun Inc N A Lmi Aerospace Inc 12.5% Hampson Industries plc 5.6% Barnes Group Inc -11.6% Ducommun Inc -32.8% Lmi Aerospace Inc N A Ladish Co Inc 5.8% Ladish Co Inc 2.0% Hampson Industries plc -18.3% Ladish Co Inc -47.8% Barnes Group Inc 3.2% Hampson Industries plc 5.6% Lmi Aerospace Inc -1.9% Ladish Co Inc -26.9% Lmi Aerospace Inc -50.5% Ladish Co Inc -7.1% PFAE — EU Operations 4.1% PFAE — EU Operations -4.6%
Profitability Relative Depreciation Internal Investment Liquidity ; Leverage (EBITDA to Revenue) (Depreciation to EBITDA) (Capital Expenditures to Revenue) (Current Ratio) (Debt to EV)
Hampson Industries plc 12.2% PFAE — EU Operations NMF PFAE — EU Operations ; N A PFAE — EU Operations N A Hampson Industries plc 85.9% Ducommun Inc 12.1% Lmi Aerospace Inc 150.7% Ladish Co Inc 3.1% Ladish Co Inc 2.8 Lmi Aerospace Inc 64.7% Barnes Group Inc 10.0% Ladish Co Inc 78.7% Lmi Aerospace Inc 2.6% Lmi Aerospace Inc 2.1 Barnes Group Inc 32.8% Ladish Co Inc 9.5% Hampson Industries plc 54.0% Ducommun Inc 2.3% Barnes Group Inc 2.0 Ladish Co Inc 30.4% Lmi Aerospace Inc 3.7% Barnes Group Inc 41.4% Barnes Group Inc 2.3% Hampson Industries plc 1.9 Ducommun Inc 11.1% PFAE — EU Operations 0.4% Ducommun Inc 30.0% Hampson Industries plc 0.0% Ducommun Inc 1.7

Valuation Analysis

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES: US OPERATIONS

(figures in millions) EV / EBITDA EV / EBIT EV 3-YR Avg. FYE LTM NFY NFY + 1 EV 3-YR Avg. FYE &nbs p; LTM NFY NFY + 1 Amphenol Corp $2,963.8 12.0x 14.2x 13.5x NA NA Amphenol Corp $2,963.8 14.4x 17.0x 16.2x & nbsp; NA NA Avx Corp 1,483.2 3.5x 13.3x 16.6x 15.3x 18.4x Avx Corp 1,483.2 5.0x NMF NMF & nbsp; NMF NMF Ceradyne Inc 214.7 NMF NMF 20.1x 17.2x 14.9x Ceradyne Inc 214.7 NMF NMF 28.9x 21.9x 18.8x Cts Corp 474.5 4.0x 9.8x 9.0x 24.5x 14.8x Cts Corp 474.5 6.5x NMF 31.4x 24.5x 14.8x Drs Technologies Inc 706.1 10.4x 8.3x 7.5x 8.6x 6.8x Drs Technologies Inc 706.1 13.5x 10.3x 9.4x 10.8x 8.5x Esterline Technologies Corp 489.6 7.6x 7.9x 7.8x 6.6x 5.2x Esterline Technologies Corp 489.6 9.1x 10.4x 11.2x 10.2x 7.3x Molex Inc 5,256.7 11.2x 15.2x 14.2x NA NA ; Molex Inc 5,256.7 20.3x NMF 36.3x NA NA Spectrum Control Inc 58.0 10.2x NMF NMF NA &nbs p; NA Spectrum Control Inc 58.0 11.6x NMF NMF & nbsp; NA NA
Low 3.5x 7.9x 7.5x 6.6x 5.2x Low 5.0x 10.3x 9.4x 10.2x 7.3x High 12.0x 15.2x 20.1x 24.5x 18.4x High 20.3x 17.0x 36.3x 24.5x 18.8x Median 10.2x 11.5x 13.5x 15.3x 14.8x Median 11.6x 10.4x 22.5x 16.4x 11.7x Mean 8.4x 11.4x 12.7x 14.4x 12.0x Mean 11.5x 12.6x 22.2x 16.9x 12.3x 8.0x 13.6x
EV / Revenue EV / Total Assets (net of cash) EV 3-YR Avg. FYE LTM NFY NFY + 1 EV 3-YR Avg. FYE &nbs p; LTM NFY NFY + 1 Amphenol Corp $2,963.8 2.52x 2.79x 2.65x NA NA Amphenol Corp $2,963.8 2.69x 2.57x 2.48x & nbsp; NA NA Avx Corp 1,483.2 0.89x 1.31x 1.35x 1.31x 1.31x Avx Corp 1,483.2 1.29x 1.32x 1.32x NA NA Ceradyne Inc 214.7 4.22x 3.51x 2.93x 2.74x 2.64x Ceradyne Inc 214.7 3.72x 3.02x 2.89x NA NA Cts Corp 474.5 0.75x 1.04x 1.05x 1.06x 0.97x Cts Corp 474.5 0.82x 0.95x 0.98x NA NA Drs Technologies Inc 706.1 1.31x 1.04x 0.99x 2.47x 1.82x Drs Technologies Inc 706.1 1.40x 0.90x 0.90x NA NA Esterline Technologies Corp 489.6 1.19x 1.13x 0.98x 1.60x 0.79x Esterline Technologies Corp 489.6 0.94x 0.81x 0.80x NA NA Molex Inc 5,256.7 2.5 1x 3.07x 2.88x NA NA Molex Inc 5,256.7 2.61x 2.66x 2.70x &n bsp; NA NA Spectrum Control Inc 58.0 0.62x 1.01x 0.93x NA NA Spectrum Control Inc 58.0 0.69x 0.82x 0.84x & nbsp; NA NA
Low 0.62x 1.01x 0.93x 1.06x 0.79x Low 0.69x 0.81x 0.80x NA NA High 4.22x 3.51x 2.93x 2.74x 2.64x High 3.72x 3.02x 2.89x NA NA Median 1.25x 1.22x 1.20x 1.60x 1.31x Median 1.34x 1.14x 1.15x NA NA Mean 1.75x 1.86x 1.72x 1.84x 1.50x Mean 1.77x 1.63x 1.61x NA NA

Valuation Analysis

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES: US OPERATIONS – TIER 2

(figures in millions) EV / EBITDA EV / EBIT EV 3-YR Avg. FYE LTM NFY NFY + 1 EV 3-YR Avg. FYE &nbs p; LTM NFY NFY + 1 Aeroflex Inc $519.2 15.0x 22.0x 17.5x NA NA Aeroflex Inc $519.2 22.1x & nbsp; NMF 34.7x NA NA La Barge Inc 65.3 7.9x 6.8x 10.3x NA NA La Barge Inc 65.3 11.6x 8.8x 16.3x &n bsp; NA NA Teledyne Technologies Inc 479.4 7.4x 7.5x 6.9x 8.6x 8.0x Teledyne Technologies Inc 479.4 10.4x 11.4x 10.0x 13.3x 11.7x Herley Industries Inc/De 217.8 12.0x 10.1x 8.7x 9.2x 7.9x Herley Industries Inc/De 217.8 15.7x 12.3x 10.3x 11.2x 9.5x
Low 7.4x 6.8x 6.9x 8.6x 7.9x Low 10.4x 8.8x 10.0x 11.2x 9.5x High 15.0x 22.0x 17.5x 9.2x 8.0x High 22.1x 12.3x 34.7x 13.3x 11.7x Median 10.0x 8.8x 9.5x 8.9x 7.9x Median 13.6x 11.4x 13.3x 12.2x 10.6x Mean 10.6x 11.6x 10.8x 8.9x 7.9x Mean 14.9x 10.8x 17.8x 12.2x 10.6x
EV / Revenue EV / Total Assets (net of cash) EV 3-YR Avg. FYE LTM NFY NFY + 1 EV 3-YR Avg. FYE &nbs p; LTM NFY NFY + 1 Aeroflex Inc $519.2 2.50x 2.57x 1.86x NA NA Aeroflex Inc $519.218 2.26x 1.85x 1.86x ; NA NA La Barge Inc 65.3 0.61x 0.54x 0.64x NA NA La Barge Inc 65.286 0.98x 0.99x 1.03x &nb sp; NA NA Teledyne Technologies Inc 479.4 0.62x 0.62x 0.60x 0.60x 0.55x Teledyne Technologies Inc 479.350 1.38x 1.29x 1.17x NA NA Herley Industries Inc/De 217.8 2.72x 2.35x 2.08x 1.98x 1.74x Herley Industries Inc/De 217.830 2.30x 2.09x 1.95x NA NA
Low 0.61x 0.54x 0.60x 0.60x 0.55x Low 0.98x 0.99x 1.03x 0.00x 0.00x High 2.72x 2.57x 2.08x 1.98x 1.74x High 2.30x 2.09x 1.95x 0.00x 0.00x Median 1.56x 1.48x 1.25x 1.29x 1.15x Median 1.82x 1.57x 1.52x #NUM! #NUM! Mean 1.61x 1.52x 1.29x 1.29x 1.15x Mean 1.73x 1.56x 1.50x #DIV/0! #DIV/0!

Valuation Analysis

RISK ANALYSIS RANKINGS — US OPERATIONS

Size Size Historical Growth Historical Growth & nbsp; Projected Growth (Revenue, (Enterprise Value, millions) (2-Year Revenue) (1-Year Revenue) (1-Year Revenue) millions)
Molex Inc $1,823.3 Molex Inc $5,256.7 PFAE — US Operations NMF PFAE — US Operations &n bsp; NMF Amphenol Corp N A Amphenol Corp $1,117.8 Amphenol Corp $2,963.8 Drs Technologies Inc 25.7% Ceradyne Inc 35.1% Molex Inc N A Avx Corp $1,095.9 Avx Corp $1,483.2 Ceradyne Inc 15.5% Drs Technologies Inc 30.7% Spectrum Control Inc N A Drs Technologies Inc $711.7 Drs Technologies Inc $706.1 Esterline Technologies Corp 8.0% Esterline Technologies Corp 0.9% Ceradyne Inc 28.0% Esterline Technologies Corp $498.9 Esterline Technologies $489.6 Amphenol Corp -11.6% Amphenol Corp -3.8% Avx Corp 0.0% Corp Cts Corp $450.0 Cts Corp $474.5 Molex Inc -12.1% Avx Corp -9.3% Cts Corp -2.2% Ceradyne Inc $73.2 Ceradyne Inc $214.7 Cts Corp -27.3% Cts Corp -20.7% PFAE — US Operations -3.7% Spectrum Control Inc $62.1 Spectrum Control Inc $58.0 Avx Corp -34.1% Molex Inc -27.6% Esterline Technologies Corp -29.8% PFAE — US Operations $25.8 Spectrum Control Inc -34.3% Spectrum Control Inc -35.9% Drs Technologies Inc -57.7% ############# ############# ############# ############# #############
8.7% 28.2% -3.7%
Historical Growth Historical Growth Projected Growth Profitability &nbs p; Profitability (2-Year EBITDA) (1-Year EBITDA) (1-Year EBITDA) (Gross Profit to Revenue) (EBIT to Revenue)
Spectrum Control Inc NMF Spectrum Control Inc NMF &nb sp; PFAE — US Operations NMF Molex Inc 33.0% Amphenol Corp 16.5% Drs Technologies Inc 24.8% Drs Technologies Inc 34.6% Amphenol Corp N A Esterline Technologies Corp 31.3% Drs Technologies Inc 10.2% Esterline Technologies Corp 12.8% Ceradyne Inc -3.1% Spectrum Control Inc N A Amphenol Corp 31.0% Esterline Technologies Corp 8.8% Ceradyne Inc -2.6% Amphenol Corp -14.3% Molex Inc N A Ceradyne Inc 23.0% Ceradyne Inc 8.3% Amphenol Corp -14.8% Esterline Technologies -25.9% Ceradyne Inc 80.5% Cts Corp 19.8% Molex Inc 8.0% Corp Molex Inc -18.5% Molex Inc -37.0% Esterline Technologies Corp 20.8% Spectrum Control Inc 18.6% Cts Corp 1.7% Cts Corp -47.1% Avx Corp -41.0% Drs Technologies Inc -3.7% PFAE — US Operations 16.2% Avx Corp -0.8% Avx Corp -66.2% Cts Corp -63.8% Avx Corp -12.9% Drs Technologies Inc 10.1% Spectrum Control Inc -2.1% PFAE — US Operations -75.9% PFAE — US Operations -90.6% Cts Corp -60.2% Avx Corp 5.8% PFAE — US Operations -6.6% ############# ############# ############# ############# #############
-52.1%
Profitability Relative Depreciation Internal Investment Liquidity ; Leverage (EBITDA to (Depreciation to EBITDA) (Capital Expenditures to Revenue) (Current Ratio) (Debt to EV) Revenue)
Molex Inc 20.2% Spectrum Control Inc NMF PFAE — US Operations N A PFAE — US Operations N A Drs Technologies Inc 28.5% Amphenol Corp 19.8% PFAE — US Operations NA Molex Inc 9.5% Spectrum Control Inc 9.4 Esterline Technologies Corp 25.4% Ceradyne Inc 13.0% Avx Corp 107.7% Ceradyne Inc 6.3% Avx Corp 5.8 Amphenol Corp 23.9% Drs Technologies Inc 12.7% Cts Corp 84.4% Avx Corp 3.4% Ceradyne Inc 3.4 Cts Corp 18.6% Esterline Technologies Corp 12.6% Molex Inc 60.7% Drs Technologies Inc 3.2% Molex Inc 3.1 Spectrum Control Inc 4.8% Cts Corp 10.8% Ceradyne Inc 36.0% Esterline Technologies Corp 2.9% Esterline Technologies Corp 1.9 Ceradyne Inc 1.0% Avx Corp 9.8% Esterline Technologies 30.4% Cts Corp 2.3% Amphenol Corp 1.7 Molex Inc 0.3% Corp PFAE — US Operations 1.2% Drs Technologies Inc 19.5% Amphenol Corp 2.0% Drs Technologies Inc 1.3 Avx Corp 0.2% Spectrum Control Inc -2.8% Amphenol Corp 16.5% Spectrum Control Inc 1.2% Cts Corp 1.2 ############# ############# ############# ############# #############

Valuation Analysis

COMPARABLE TRANSACTION METHODOLOGY

(figures in millions)
European Operations
Selected Indicated Representative Level (1)Multiple RangeEnterprise Value Range
Revenues$40.000 —$45.0000.55x— 0.60x$22.000 —$27.000 EBITDA$3.000 —$3.5005.5x—7.5x$16.500 —$26.250
Median$19.250 —$26.625
US Operations Selected Representative Level (1)Multiple Range
Revenues$22.500 —$27.5001.00x— 1.10x$22.500 —$30.250
Median$22.500 —$30.250
Consolidated Median$41.750 —$56.875
(1) Range of representative levels considers 3-year average, LTM, and forecasted Revenues and EBITDA.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — EUROPEAN OPERATIONS

($ in millions)
Announced Seller Buyer Target Business Description: 8-Jun-03 Odyssey Investment Partners Private Group Led By Senior Supplies highly-engineered aircraft components through its LLC Management of TransDigm subsidiary, including gear pumps, ignition-system components and the latches used in overhead luggage bins. 2003 Confidential Confidential Withheld
16-Jan-03 Kar Products LLC Barnes Group Inc Distributes maintenance, repair and operating metal parts and accessories to industrial, construction, transportation and other markets.
8-Jan-03 Lunt Brothers LC Private Group Led by Manufactures military, commercial, and corporate jet aircraft Management of Metalcraft components for the aerospace industry. Tech 30-Dec-02 Beech Tool Company and Resilience Capital Partners Beech Aerospace Systems manufactures tooling dies and wax Beech Pattern Corp. patterns used to create cast parts primarily for the aerospace industry.
25-Nov-02 Boeing Co — Spokane Triumph Group Inc Manufactures aircraft parts. Fabrication

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — EUROPEAN OPERATIONS (CONTINUED)

($ in millions)
Announced Seller Buyer Target Business Description: 3-Jul-02 Haley Industries Magellan Aerospace Corp Manufactures Precision light alloy sand castings for the aerospace industry. Has extensive engineering, metallurgical and CAD/CAM development expertise in magnesium and aluminum castings. 16-May-02 Versaform Corp LMI Aerospace Inc Manufactures large formed metal components the commercial and military aerospace markets.
4-Mar-02 Cohagan Tool Co Inc A&J Precision Tool Co Inc Cohagan Tool is a custom manufacturer of military and aircraft components.
15-Feb-02 Honeywell International Inc Ace Clearwater Enterprises Provides welded and metal forming assemblies for the aerospace industry.
13-Aug-01 M&M Aerospace Hardware B/E Aerospace Inc. Wholesale distributors of aerospace fasteners and provides Inc product support for Airbus, Boeing/McDonnell Douglas and regional aircraft. 21-May-01 Composite Structures LLC Ducommun Inc Designs and manufactures composite and metal bonded structural assemblies for commercial and military aerospace applications. 30-Apr-01 Doncasters PLC Royal Bank Private Equity Manufacturer of gas and steam turbine products. The company makes airfoils and castings and other engineered products for use in aircraft engines.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — EUROPEAN OPERATIONS (CONTINUED)

($ in millions) Announced SellerBuyerTarget Business Description: 16-Nov-00Wouter Witzel Holland-Valve Precision Cast Parts CorpManufactures and supplies butterfly valves. Division 18-Jun-00TI Group plcSmiths Industries plcAerospace structures. 6-Jun-00Vought Aircraft IndustriesCarlyle GroupDesigns, develops and manufactures aircraft structures. 9-May-00United Engineering Forgings Precision Castparts CorpManufactures forged engine discs, shafts, and airframe and Ltd-UEF Aerospacelanding gear components. 1-Nov-99TriStar Aerospace CoAllied Singal IncManufactures and distributes aerospace fasteners, systems, and related hardware. 22-Mar-99General Electric Co-Tri-TI Group PLCManufactures jet engine components. Manufacturing.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — EUROPEAN OPERATIONS (CONTINUED)

($ in millions) Announced SellerBuyerTarget Business Description: 22-Feb-99Sundstrand CorpUnited Technologies CorpMakes and sells components for aerospace markets, including electric power systems, and auxiliary power units. 8-Feb-99Carlyle Group-Howmet Cordant Technologies IncMakes cast turbine engine components for jet aircraft and International Incindustrial gas power generators. TargetEV- RevenueEBIT EBITDA Enterprise EV / EV / EV / LTMLTMLTMValue EBITDA EBIT Revenue All Transactions0.65 4.0x4.5x0.8x Min$12.0 $2.1 $11.2 $11.4 3.7x5.3x0.35x Max$2,005.0 $372.0 $452.0 $4,096.9 10.4x13.7x4.26x Median$64.0 $35.8 $53.7 $200.0 7.8x8.6x1.09x Mean$303.1 $96.6 $139.6 $788.2 7.2x8.7x1.38x September 2001 — Aeromet Offer AnalysisImplied Original Change in Adjusted EBITDA Multiple (2) Offer Price Multiple Index (1) Offer Price LowHigh $35.9 5.6x-50.0%$17.9 5.1x7.2x (1) Change in index based upon decrease in market value of equity for Ladish and LMI Aerospace. (2) Implied multiples based upon adjusted offer price and current representative levels.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — US OPERATIONS

($ in millions) Announced SellerBuyerTarget Business Description: 16-Apr-03Avcorp Industries IncPrivate Group Led By Designs and manufactures aerospace equipment. Management of Integrated Products 16-Apr-03Signal Technology CorpCrane CoProvider of electronic components, subsystems and system solutions for defense and space applications. 15-Apr-03ILC Industries, IncBehrman CapitalMakes microelectronic components for aerospace and defense applications. 17-Mar-03DeCrane’s Specialy Avionics Odyssey Investment DeCrane’s Specialty Avionics group makes cockpit audio, GroupPartnerslighting, and display products as well as interconnect components. 15-Jan-03Kaman CorpDRS Technologies IncDevelops advanced electric motors, generators, and drive electronics for defense, industrial, and transportation applications. 16-Dec-02PCD IncAmphenol CorpManufactures electronic connectors and other assembly products, focused on control interconnects and terminal blocks. 10-Oct-02Conductus IncSuperconductor Technologies Manufactures and develops electronic components and Incsubsystems used in high-temperature semiconductor technology. 7-Oct-02Cea IndustriesOHB Teledata AGDevelops and constructs electronics systems for aviation and space travel. 26-Jun-02Surtech Interconnection LtdConnor Group LtdManufactures electronic components.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — US OPERATIONS (CONTINUED)

($ in millions) AnnouncedSellerBuyerTarget Business Description: 25-Jun-02Miquest CorpParagon AGManufactures electronic components. 20-Jun-02Comtel Electronics IncVarian IncManufactures electronic equipment for medical, optics, and aerospace industries. 18-Jun-02TRW Aeronautical SystemsGoodrichDesigns and manufactures high integrity systems and equipment, and provides services. 17-Jun-02Areva SAAxa SAManufactures electronic wire connectors for the aerospace and defense industries. 17-Jun-02ETMA CorpThree-Five Systems IncManufactures electronics. 2-May-02Advanced Technical Products General DynamicsCompany manufactures composite-based materials for the aerospace and defense markets. Products include radomes, rocket motor cases, missile launch tubes, and integrated defense systems. 11-Mar-02Innocenti & Cammelli SpAOpengate Group SpAProduces electronic components. 23-Jan-02Micro Robotic Systems IncNewport CorpManufactures high precision, fully automated equipment for semiconductors, and fiber optic communications equipment. 9-Aug-01C-MAC IndustriesSoectron CorpContract manufacturer of advanced electronic components, modules, sub-systems serving the communications, automotive, instrumentation, defense and aerospace industries.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — US OPERATIONS (CONTINUED)

($ in millions) AnnouncedSellerBuyerTarget Business Description: 1-Aug-01General Semiconductor IncVishay Intertechnology IncManufactures and sells power management products, including low-to-medium power rectifiers, transient voltage compressors, small signal transistors, diodes and MOSFETS to the computer, automotive, telecommunications, and consumer electronics industry. 22-Mar-01Kent Electronics CorpAvnet IncManufactures and distributes electronic products. 14-Dec-00Techdyne IncSimclar International LtdInternational contract manufacturer of electronic and electromechanical products, primarily manufactured to customer specifications and distributes in the data processing, telecommunications, instrumentation, and food preparation equipment industries. 17-Apr-00Hadco CorpSanmina CorpManufactures Electronic Interconnect products. 15-Mar-00GSS Array Technology PCL ACT Manufacturing IncThailand based manufacturer of electronics including circuit boards and other electrical components.

Valuation Analysis

COMPARABLE TRANSACTION ANALYSIS — US OPERATIONS (CONTINUED)

($ in millions) AnnouncedSellerBuyerTarget Business Description: 4-Feb-00Axsys Technologies Inc-Molex IncManufactures electronic interconnect devices. Beau Interconnect Division 7-Jul-99Smartflex Systems IncSaturn Electronics & Provides electronics manufacturing services including: design, Engineering Incmodeling, package/enclosure management, and precision assembly of comprehensive advanced interconnect technologies. 25-Nov-98Astec (BSR) PLCEmerson Electric CoDesigns, develops, manufactures, and sells electronic components. TargetEV- Revenue EBIT EBITDA Enterprise EV / EV / EV / LTMLTMLTMValueEBITDA EBIT Revenue All Transactions70.0%6.6 10.0x0.56x Min$5.3 $1.0 $1.0 $5.1 3.6x4.8x0.20x Max$1,869.1 $182.8 $2,237.5 $2,285.1 16.2x22.4x2.40x Median$93.8 $59.1 $50.8 $133.6 8.9x11.7x1.18x Mean$354.5 $55.6 $272.2 $412.1 8.6x12.0x1.09x

Valuation Analysis

DISCOUNTED CASH FLOW VALUATION: EBITDA EXIT MULTIPLE

(figures in millions) Remaining 10 MonthsProjected Fiscal Year Ending May 31, 20042005200620072008DCF Assumptions Revenue$65.09$53.263$66.600$70.050$73.425$79.220Discount Rate20.0% % Growth-18.2%25.0%5.2%4.8%7.9%Tax Rate34.0% $1.19 EBIT$2.08$1.921$3.273$4.326$5.421$7.981 Less: Taxes0.6531.1131.4711.8432.714 Debt-Free Earnings$1.268$2.160$2.855$3.578$5.267 Less: Capital Expenditures(0.938)(2.000)(2.750)(3.250)(4.250) Less: Working Capital Requirements(4.355)(0.788)(0.625)(0.550)(1.900)Terminal Value Assumptions Add: Depreciation and Amortization3.2463.9724.0542.2402.270Terminal EBITDA (2008)$10.251 Total Net Investment($2.046)$1.184$0.679($1.560)($3.880)Terminal Multiple7.0 x Net Debt-Free Cash Flows:($0.778)$3.344$3.534$2.018$1.387Terminal Value$71.757 Discount Period0.421.332.333.334.33Discount Period4.83 Discount Factor @ 20.0%0.930.780.650.540.45Discount Factor @ 20.0%0.41 Present Value of Net Debt-Free Cash Flows:($0.721)$2.622$2.310$1.099$0.630PV of Terminal Value$29.727 Sensitivity Analysis: Enterprise ValueDistribution of Value 1 2.5%Terminal MultiplePeriod Cash Flow16.7% $35.6676.0 x 6.5 x 7.0 x 7.5 x 8.0 x Terminal Cash Flow83.3% 15.0%$37.916$40.524$43.133$45.741$48.349Total100.0% 17.5%$34.474$36.825$39.176$41.527$43.877 20.0%$31.420$33.544$35.667$37.790$39.914 Discount Rate22.5%$28.703$30.625$32.547$34.469$36.391Implied Analyses 25.0%$26.279$28.022$29.765$31.509$33.252LTM EBITDA MultipleNA NFY EBITDA Multiple5.8x Range of Selected Enterprise Values (rounded)$30.600—$41.500Implied Gordon Growth Rate17.7% Less: Debt46.069—46.069 Add: Cash1.948—1.948 Add: Non-operating Assets — NOL / Proceeds from Exercise of Warrants0.735—0.735 Concluded Equity Value($12.786)—($1.886)

Valuation Analysis

IMPLIED VALUE OF RECOVERY

($ in millions, except per share values) Overview of Equity Recoveries in Recent Restructuring Transactions Percentage of RecoveryRestructurings Old Equity gets 10% or more of New Equity6.4% Old Equity gets 5% to < 10% of New Equity0.0% Old Equity gets 2.5% to < 5% of New Equity0.0% Old Equity gets > 0% to < 2.5% of New Equity8.5% Old Equity gets 0% of New Equity85.1% Range of Recovery Values Implied Aggregate Recovery ValueImplied Price per Share (1) % RecoveryLowHighLowHigh 10.0%$3.750 —$5.190$0.15 —$0.21 7.5%$2.813 —$3.893$0.11 —$0.16 5.0%$1.875 —$2.595$0.08 —$0.10 2.5%$0.938 —$1.298$0.04 —$0.05 0.0%$0.000 —$0.000NA —NA (1) Based on 24.855 million diluted shares outstanding.

Valuation Analysis

BLACK-SCHOLES METHOD

($ in millions, except per share values) Minority Equity Value LowHigh Stock Price $37.500—$51.900 Strike Price$61.700—$61.700 Time to Expiration 3.99— 3.99 Volatility50.0%—50.0% Risk Free Rate (1)2.5%—2.5% Aggregate Option Value$9.959—$18.705 (1) 4-year risk free rate as of July 7, 2003. (2) Based on 24.855 million diluted shares outstanding.

Valuation Analysis

ADJUSTED BOOK VALUE APPROACH (1)

($ in millions, except per share values) Minority Equity Value LowHigh Stock Price $37.500—$51.900 Strike Price$61.700—$61.700 Time to Expiration 3.99— 3.99 Volatility50.0%—50.0% Risk Free Rate (1)2.5%—2.5% Aggregate Option Value$9.959—$18.705 (1) 4-year risk free rate as of July 7, 2003. (2) Based on 24.855 million diluted shares outstanding.

Valuation Analysis

GOING PRIVATE STUDY

( $ in millions, except per share amounts) Premium Date Terminated Value of Offer Price Reverse TickerCompanyAnnouncedFilingTransactionPer ShareSplit1 Day1 Week1 Month Transactions Announced in 2002 TLTNTeltone Corp 10/29/2002Jan-03$0.044$0.241-900128.6%116.5%110.0% 39233610 Greater Rome Bancshares Inc 9/23/2002Jan-034.140$18.001-2,000NANANA BASEA Base Ten Systems Inc 9/9/2002Nov-020.040NA1-1,000NANANA LINLK Lincoln International Corp 8/29/2002NA1.054$120.001-326.3%26.3%29.8% DIGM Control Chief Holdings Inc 5/30/2002Nov-020.149$3.731-10020.3%27.0%19.4% TGCM Teraglobal Communications Corp 5/15/2002Nov-020.150$0.291-1,000-9.4%-14.7%-41.7% SLVR Silver Diner Inc 5/10/2002Oct-020.867$0.321-5,00028.0%20.8%20 ..6% IECSIndustrial Ecosystems Inc4/29/2002Sep-020.162$0.021-40,00029.6%39.1%41.4% 98943P10Zeon Corp 3/29/2002May-020.205$4.001-50023.1%44.4%48.1% CDAL Coeur D Alenes Co 1/23/2002Dec-020.016$0.251-1,000212.5%247.2%270.4% MGMA Metro Global Media Inc 12/21/2001Apr-020.007$1.001-40-58.3%-64.1%-73.4% 69492310 Pacific Security Financial Inc 11/28/2001NA634.027$3.001-2,200NANANA CRSB Crusader Holding Corp 7/5/2001Sep-0242.700$11.241-1,00016.4%16.1%18.2% PECNPublishers Equipment Corp 3/6/2001Sep-010.004$0.301-10031 3.8%313.8%281.0% VIPISVinings Investment Properties Trust 2/14/2001Sep-010.437$3.201-1,00057.5%57.5%58.0% HAHN Hahn Automotive Warehouse Inc 1/19/2001Oct-014.745$1.001-360.0%66.7%80.2% 16000000Chandler Insurance Co Ltd11/22/2000Apr-0113.800$10.00 1-1,000,00015.9%17.1%23.6% LUCrLucor10/1/2000May-010.000$1.131-20-10.0%-7.1%-9.7% FRGDFair Grounds Corp9/1/2000Dec-00$1.100$40.001-2004.2%4.3%4.2% Min$0.000$0.02-58.3%-64.1%-73.4% Max$634.027$120.00313.8%313.8%281.0% Median$0.205$2.0724.7%26.7%26.7% Mean$37.034$12.1053.7%56.9%55.0%

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